March 29, 1995


Mr. David Cain
4601 Churchwood Drive
Nashville, Tennessee 37220

Dear Mr. Cain:

The Board of Directors of the Company recognizes the valuable contribution you have made to the Company and wishes to ensure your continuing commitment. Accordingly, the Company is prepared to agree, and this letter will evidence such agreement, that in the event of a termination of your employment following a change in control of the Company, the following will apply:

1. For the purposes of this Agreement, a "Termination" shall be deemed to have occurred if (i) a Change in Control of the Company occurs; and
(ii) one or more of the following takes place within two years from the date of such Change in Control:


     (a) a termination of your employment by the Company, for any reason whatsoever other than for cause;

     (b) a material adverse change in your status, scope and authority (whether or not accompanied by a change of title); or

     (c) a material adverse change in your salary, benefits or other usual compensation.

Notwithstanding anything else in this Agreement, the occurrence of any event described in subparagraphs (b) and (c) above shall be considered a Termination if and only if you notify the Company in writing, within sixty
(60) days of such event, that in your reasonable belief such an event has occurred.

2. For the purposes of this Agreement, a "Change in Control" shall mean a transaction or event or series of transactions or events involving the Company or the outstanding voting shares of the Company, proposed or commenced, which will result in

                                     -2-

(i) a change in control or effective control of the Company, (ii) all or substantially all of the outstanding voting shares of the Company being acquired or exchanged, whether pursuant to an amalgamation, arrangement, consolidation or other similar transaction, for consideration which reflects a determination of the value of the outstanding voting shares of the Company, by a person or persons dealing at-arms-length with the Company or (iii) a sale of all or substantially all of the Company's assets to a person or persons dealing at-arms-length with the Company.

3. In the event of a Termination, you shall be entitled to the following benefits:

     (a) Salary Continuance. You shall continue to be paid your annual salary at the same rate and on the same basis as such salary was payable immediately prior to Termination for a period of twelve (12) months commencing on the date following the date of the Termination (the "Termination Period").

     (b) Continuation of Benefits. You shall continue to receive all benefits to which you are entitled (and receiving) at the date of your termination for the Termination Period.

     (c) Unused or Accrued Vacation. You will be paid for any unused or accrued vacation to the effective date of the termination.

4. At your option, in lieu of the cash payments and continuations of benefits during the Termination Period described in preceding subparagraphs 4(a) and 4(b) of this Agreement, you may elect, within one hundred and eighty (180) days of the date of your termination, to receive a single sum payment equal to the aggregate face value of such amounts (without any discount or present valuation). The determination of this aggregate face value shall be made by the Company's actuaries and benefit consultants and, absent manifest error, shall be final, binding and conclusive upon the parties.

Nothing in this Agreement shall effect your rights during your employment to receive increases in compensation, responsibilities or duties or to participate in and receive benefits from any pension plan, benefit plan or profit sharing plans.


                                     -3-

The Company agrees that it will assign this Agreement to any successor Company and ensure that its terms are continued.

If the foregoing is agreed to by you, please signify your agreement by executing the enclosed duplicate of this letter and returning the same to us upon which this letter as so agreed upon shall constitute an Agreement between us.


INTER-CITY PRODUCTS CORPORATION (USA)


By:   /s/
   -------------------------------------

Title:
       ---------------------------------


The foregoing is agreed and accepted:


      /s/
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